As filed with the Securities and Exchange Commission on June 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERDOCEO EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3932190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

231 N. Martingale Road Schaumburg, Illinois	60173
(Address of Principal Executive Offices)	(Zip Code)

Perdoceo Education Corporation

Amended and Restated 2016 Incentive Compensation Plan

(Full title of the plan)

Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Perdoceo Education Corporation

231 N. Martingale Rd.

Schaumburg, Illinois 60173

(Name and address of agent for service)

(847) 781-3600

(Telephone number, including area code, of agent for service)

Copy to:

Erik B. Lundgren, Esq.

Jones Day

77 W. Wacker Dr.

Chicago, Illinois 60601

(312) 782-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, $0.01 par value per share	6,500,000	$11.925	$77,512,500	$8,457

(1)

Represents shares of common stock, par value $0.01 per share, of Perdoceo Education Corporation issuable pursuant to the Perdoceo Education Corporation Amended and Restated 2016 Incentive Compensation Plan (the “Plan”).

(2)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock of the Registrant which may be issued pursuant to the Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the Nasdaq Global Select Market on May 26, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 6,500,000 shares of Common Stock for issuance pursuant to the Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 24, 2016 (File No. 333-211551) relating to the Career Education Corporation 2016 Incentive Compensation Plan is incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Perdoceo Education Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2020, filed with the Commission on February 24, 2021;

(b)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March  31, 2021, filed with the Commission on May 6, 2021;

(c)    The Registrant’s Current Report on Form 8-K filed with the Commission on March 9, 2021;

(d)     the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 20, 2021, but only to the extent that such information was incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

(e)    The description of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), contained in its Registration Statement on Form 8-A filed with the Commission on October 21, 1997, as updated by the description of Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K (including Items 2.02 or 7.01), or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article XII of the Restated Certificate of Incorporation of the Registrant provides that it shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), except that it shall not be obligated to indemnify any such person (i) with respect to threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise (“Proceedings”), initiated or brought voluntarily by such director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII, unless a court of competent jurisdiction determines that each of the material assertions made by such director or officer in such Proceedings were not made in good faith or were frivolous), or (ii) for any amounts paid in settlement of a covered Proceeding without the prior written consent of the Registrant. In addition, in accordance with Section 102(b)(7) of the DGCL, Article XII of the Registrant’s Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (d) for any transaction from which the director derives an improper personal benefit.

The Registrant has entered into indemnification agreements with certain of its directors and executive officers. These agreements may require the Registrant, among other things, to indemnify such directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers, as the case may be, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors’ and officers’ liability insurance if available on reasonable terms.

Section 145 of the DGCL provides that a corporation may indemnify directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits, and proceedings, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The Registrant maintains liability insurance for its directors and executive officers that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Perdoceo Education Corporation (originally incorporated on January 5, 1994) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2019 (File No. 000-23245)).

4.2	Seventh Amended and Restated By-laws of Perdoceo Education Corporation effective January 1, 2020 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on December 18, 2019 (File No. 000-23245)).

4.3	Form of Specimen Stock Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 000-23245)).

5.1*	Opinion of Jones Day.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Jones Day (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

99.1	Perdoceo Education Corporation Amended and Restated 2016 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed April 20, 2021 (File No. 000-23245)).

*	Filed herewith.

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on June 3, 2021.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Todd S. Nelson
Todd S. Nelson
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Perdoceo Education Corporation, a Delaware corporation, hereby constitutes and appoints Todd S. Nelson his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd S. Nelson Todd S. Nelson	Director, President and Chief Executive Officer (Principal Executive Officer)	June 3, 2021

/s/ Ashish R. Ghia Ashish R. Ghia	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2021

/s/ Michele A. Peppers Michele A. Peppers	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 3, 2021

/s/ Thomas B. Lally Thomas B. Lally	Chairman of the Board	June 3, 2021

/s/ Dennis H. Chookaszian Dennis H. Chookaszian	Director	June 3, 2021

/s/ Kenda B. Gonzales Kenda B. Gonzales	Director	June 3, 2021

/s/ Patrick W. Gross Patrick W. Gross	Director	June 3, 2021

/s/ William D. Hansen William D. Hansen	Director	June 3, 2021

/s/ Gregory L. Jackson Gregory L. Jackson	Director	June 3, 2021

/s/ Leslie T. Thornton Leslie T. Thornton	Director	June 3, 2021

/s/ Alan D. Wheat Alan D. Wheat	Director	June 3, 2021